[GRAPHIC]
[GRAPHIC]
[GRAPHIC]
[GRAPHIC]

GALAXY TAXABLE BOND FUNDS

THE GALAXY FUND

PROSPECTUS
February 28, 2002

GALAXY SHORT-TERM BOND FUND

GALAXY INTERMEDIATE GOVERNMENT INCOME FUND

GALAXY HIGH QUALITY BOND FUND

RETAIL A SHARES AND RETAIL B SHARES

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

[LOGO]GALAXY FUNDS

CONTENTS

  1    RISK/RETURN SUMMARY

  1    Introduction
  2    Galaxy Short-Term Bond Fund
  7    Galaxy Intermediate
       Government Income Fund
 12    Galaxy High Quality Bond Fund
 17    Additional information about risk
 18    Investor guidelines

 19    FUND MANAGEMENT

 20    HOW TO INVEST IN THE FUNDS

 20    How sales charges work
 22    Buying, selling and exchanging shares
 23      HOW TO BUY SHARES
 24      HOW TO SELL SHARES
 25      HOW TO EXCHANGE SHARES
 25      OTHER TRANSACTION POLICIES

 27    DIVIDENDS, DISTRIBUTIONS AND TAXES

 28    GALAXY INVESTOR PROGRAMS

 28    Retirement plans
 28    Other programs

 29    HOW TO REACH GALAXY

 30    FINANCIAL HIGHLIGHTS

RISK/RETURN SUMMARY
INTRODUCTION

THIS PROSPECTUS describes the Galaxy Taxable Bond Funds. Each Fund invests primarily in debt obligations, such as bonds, notes and commercial paper.

On the following pages, you'll find important information about each Fund, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective

-    the main risks associated with an investment in the Fund

- the Fund's past performance measured on both a year-by-year and long-term basis

-    the fees and expenses that you will pay as an investor in the Fund.

WHICH FUND IS RIGHT FOR YOU?

Not all mutual funds are for everyone. Your investment goals and tolerance for risk will determine which fund is right for you. On page 18, you'll find a table that provides a general guide to help you decide which of the Galaxy Taxable Bond Funds is best suited to you.

THE FUNDS' INVESTMENT ADVISER

Fleet Investment Advisors Inc., which is referred to in this prospectus as the ADVISER, is the investment adviser for all of these Funds.

-------------------------------
AN INVESTMENT IN THE FUNDS ISN'T A BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

GALAXY SHORT-TERM BOND FUND


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks a high level of current income consistent with preservation of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in debt obligations of U.S. and foreign corporations, including bonds and notes, and in debt obligations issued or guaranteed by the U.S. Government and its agencies or instrumentalities or by foreign governments or their political subdivisions and instrumentalities. It also invests in asset-backed and mortgage-backed securities and in money market instruments, such as commercial paper and the obligations of U.S. and foreign banks. The Fund normally invests at least 65% of its total assets in bonds and debentures.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest payments on bonds of various maturities, and determines the appropriate allocation of the Fund's assets among various market sectors.

Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's, or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will be less than three years under normal circumstances.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

[SIDENOTE]

PRESERVATION OF CAPITAL

Preservation of capital means protecting the amount of money you invest in a fund. If a fund seeks to preserve capital, it will try to maintain a relatively stable share price so your investment is protected.

DEBT OBLIGATIONS

A debt obligation, such as a bond, represents a loan of money to the company, government or other entity that issued the bond. In return, the issuer has an obligation to make regular interest payments and to repay the original amount of the loan on a given date, known as the maturity date. A bond MATURES when it reaches its maturity date. Bonds usually have fixed interest rates, although some have rates that fluctuate based on market conditions and other factors.

GALAXY SHORT-TERM BOND FUND

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's are considered to have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short- term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

[SIDENOTE]

AVERAGE WEIGHTED MATURITY

Average weighted maturity gives you the average time until all debt obligations in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt obligations held by a fund with each maturity "weighted" according to the percentage of assets it represents.

DURATION

Duration is an approximate measure of the price sensitivity of a fund to changes in interest rates. Unlike maturity, which measures only the time until final payment, duration gives you the average time it takes to receive all expected cash flows (including interest payments, prepayments and final payments) on the debt obligations held by a fund.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares of the Fund has varied from year to year. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Retail A Shares of the Fund. If sales charges were included, the returns would be lower.

[CHART]

1992          5.81%
1993          6.41%
1994         -0.37%
1995         10.96%
1996          3.38%
1997          5.68%
1998          6.07%
1999          2.33%
2000          7.48%
2001          7.18%


BEST QUARTER
4.14% for the quarter
ending September 30, 1992

WORST QUARTER
-0.72% for the quarter
ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are shown for Retail A Shares only. After-tax returns for Retail B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                                  SINCE
                                               1 YEAR     5 YEARS    10 YEARS   INCEPTION
---------------------------------------------------------------------------------------------------------
Retail A Shares Before Taxes(1)                 2.05%       4.70%       4.94%     4.94%  (12/30/91)
---------------------------------------------------------------------------------------------------------
Retail A Shares After Taxes on Distributions(1) 0.10%       2.58%       2.87%     2.87%  (12/30/91)
---------------------------------------------------------------------------------------------------------
Retail A Shares After Taxes on Distributions
and Sale of Fund Shares(1)                      1.22%       2.67%       2.91%     2.91%  (12/30/91)
---------------------------------------------------------------------------------------------------------
Retail B Shares(2)                              1.48%       4.53%          --     4.50%  (3/4/96)
---------------------------------------------------------------------------------------------------------
Lehman Brothers One to Three Year
Government Bond Index (reflects no              8.53%       6.64%       6.10%     6.10%  (since 12/31/91)
deduction for fees, expenses or taxes)                                            6.48%  (since 2/29/96)
---------------------------------------------------------------------------------------------------------

(1) The performance of Retail A Shares of the Fund for the periods prior to January 1, 2001 has been restated to include the effect of the maximum 4.75% front-end sales charge payable on purchases of Retail A Shares made on or after January 1, 2001.

(2) The performance of Retail B Shares of the Fund includes the effect of the applicable contingent deferred sales charge payable on redemptions of Retail B Shares that are purchased on or after January 1, 2001 and redeemed within seven years of purchase. See "How sales charges work - Retail B Shares" on page 21.

For current yield information, please call 1-877-289-4252.

[SIDENOTE]

The Lehman Brothers One to Three Year Government Bond Index is an unmanaged index which tracks the performance of short-term U.S. Government bonds.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                         MAXIMUM SALES CHARGE (LOAD)      MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                                  ON PURCHASES SHOWN     SHOWN AS A % OF THE OFFERING PRICE OR
                                        AS A % OF THE OFFERING PRICE             SALE PRICE, WHICHEVER IS LESS
--------------------------------------------------------------------------------------------------------------
Retail A Shares                                               4.75%(1)                                 None(2)
--------------------------------------------------------------------------------------------------------------
Retail B Shares                                                 None                                  5.00%(3)
--------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                                                  DISTRIBUTION                      TOTAL FUND
                                                   MANAGEMENT      AND SERVICE          OTHER        OPERATING
                                                        FEES      (12b-1) FEES       EXPENSES         EXPENSES
--------------------------------------------------------------------------------------------------------------
Retail A Shares                                   0.75%(4)              None          0.49%           1.24%(4)
--------------------------------------------------------------------------------------------------------------
Retail B Shares                                   0.75%(4)            0.80%(5)        0.36%           1.91%(4)
--------------------------------------------------------------------------------------------------------------

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% (i) in the sixth year after purchase if you purchased your shares prior to January 1, 2001, or (ii) in the seventh year after purchase if you purchased your shares on or after January 1, 2001. If you purchased your Retail B Shares prior to January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares after six years. If you purchased your Retail B Shares on or after January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares after eight years. See "How to invest in the Funds - How sales charges work."

(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.55%. Total Fund operating expenses after this waiver are expected to be 1.04% for Retail A Shares and 1.71% for Retail B Shares. This fee waiver may be revised or discontinued at any time.

(5) The Fund may pay Distribution and service (12b-1) fees up to a maximum of 1.15% of the Fund's average daily net assets attributable to Retail B Shares (comprised of up to 0.65% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.80% during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-   you invest $10,000 for the periods shown

-   you reinvest all dividends and distributions in the Fund

-   you sell all your shares at the end of the periods shown

-   your investment has a 5% return each year

- if you purchased your Retail B Shares prior to January 1, 2001, your Retail B Shares convert to Retail A Shares after six years

- if you purchased your Retail B Shares on or after January 1, 2001, your Retail B Shares convert to Retail A Shares after eight years

-   the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


                                                        1 YEAR      3 YEARS    5 YEARS      10 YEARS
----------------------------------------------------------------------------------------------------
Retail A Shares                                           $595         $850     $1,124        $1,904
----------------------------------------------------------------------------------------------------
Retail B Shares(1)                                        $694         $900     $1,232        $1,899
----------------------------------------------------------------------------------------------------
Retail B Shares(2)                                        $694       $1,000     $1,332        $2,059
----------------------------------------------------------------------------------------------------

If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:


----------------------------------------------------------------------------------------------------
Retail B Shares(1)                                        $194         $600     $1,032        $1,899
----------------------------------------------------------------------------------------------------
Retail B Shares(2)                                        $194         $600     $1,032        $2,059
----------------------------------------------------------------------------------------------------

(1) Retail B Shares purchased prior to January 1, 2001.

(2) Retail B Shares purchased on or after January 1, 2001.

[SIDENOTE]

PORTFOLIO MANAGER

The Fund's portfolio manager is Patrick Bresnehan, CFA, a Senior Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. He has managed the Fund since January 2002 and has been a member of the Fund's investment team since November 1997. Mr. Bresnehan, who has over 13 years of investment experience, has been with the Adviser since 1997. Prior to joining the Adviser, Mr. Bresnehan was a fixed income portfolio manager with Scudder, Stevens & Clark.

GALAXY INTERMEDIATE GOVERNMENT INCOME FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks the highest level of current income consistent with prudent risk of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 65% of its total assets in debt obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The Fund also invests in debt obligations of U.S. and foreign corporations, asset-backed and mortgage-backed securities and money market instruments, such as commercial paper and obligations of U.S. and foreign banks.

The Fund may from time to time invest in a limited amount of interest rate futures contracts. The Fund will use interest rate futures contracts, which may be considered derivatives, in an effort to manage the impact to the Fund of changes in interest rates.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest rates on bonds of various maturities, and determines the appropriate allocation of the Fund's investments among various market sectors.

Nearly all Fund investments will be of investment grade quality and will have one of the top three ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or will be unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below the minimum required rating. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will be between three and ten years under normal circumstances.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

[SIDENOTE]

U.S. GOVERNMENT OBLIGATIONS

U.S. Government obligations are debt obligations issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities. U.S. Government obligations generally have less credit risk than other debt obligations.

DERIVATIVES

A derivative is an investment whose value is based on or derived from the performance of other securities or interest or currency exchange rates or indices. Derivatives are considered to carry a higher degree of risk than other types of securities.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- DERIVATIVES - The Fund may invest in derivatives such as interest rate futures contracts to adjust its exposure to interest rates. There is no guarantee this strategy will always work. Interest rates may move in the direction opposite to that anticipated, in which case the strategy will have the reverse effect. The Fund may increase or lessen its sensitivity to changes in interest rates through this strategy, which will impact return. Due to their structure, a small percentage of Fund assets invested in derivatives can have a disproportionately larger impact on the Fund.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

Retail A Shares of the Fund were first issued during the fiscal year ended October 31, 1992. The returns for Retail A Shares of the Fund for prior periods represent the returns for Trust Shares of the Fund, which are offered in a separate prospectus. Prior to November 1, 1993, the returns for Retail A Shares and Trust Shares of the Fund were the same because each class of shares had the same expenses.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares of the Fund has varied from year to year. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Retail A Shares of the Fund. If sales charges were included, the returns would be lower.

[GRAPH]

1992          7.11%
1993          6.01%
1994         -3.77%
1995         15.67%
1996          1.75%
1997          7.83%
1998          8.32%
1999         -1.95%
2000         11.43%
2001          7.43%


BEST QUARTER
6.13% for the quarter
ending September 30, 1992

WORST QUARTER
-2.90% for the quarter
ending March 31, 1994


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to broad-based market indices. After-tax returns are shown for Retail A Shares only. After-tax returns for Retail B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.


                                                                                       SINCE
                                                1 YEAR     5 YEARS    10 YEARS     INCEPTION
----------------------------------------------------------------------------------------------------------
Retail A Shares Before Taxes(1)                  2.33%       5.48%       5.32%     6.66%  (9/1/88)
----------------------------------------------------------------------------------------------------------
Retail A Shares After Taxes on Distributions(1)  0.30%       3.20%       2.93%     4.23%  (9/1/88)
----------------------------------------------------------------------------------------------------------
Retail A Shares After Taxes on Distributions
and Sale of Fund Shares(1)                       1.38%       3.22%       3.04%     4.23%  (9/1/88)
----------------------------------------------------------------------------------------------------------
Retail B Shares(2)                               1.60%         --          --      3.36%  (11/1/98)
----------------------------------------------------------------------------------------------------------
Lehman Brothers
Intermediate Government/Credit Bond
Index (reflects no deduction for fees,           8.96%       7.10%       6.81%     8.00%  (since 8/31/88)
expenses or taxes)                                                                 6.18%  (since 10/31/98)
----------------------------------------------------------------------------------------------------------
Lehman Brothers
Aggregate Bond Index (reflects no                8.44%       7.43%       7.23%     8.58%  (since 8/31/88)
deduction for fees, expenses or taxes)                                             6.23%  (since 10/31/98)
----------------------------------------------------------------------------------------------------------

(1) The performance of Retail A Shares of the Fund for the periods prior to January 1, 2001 has been restated to include the effect of the maximum 4.75% front-end sales charge payable on purchases of Retail A Shares made on or after January 1, 2001.

(2) The performance of Retail B Shares of the Fund includes the effect of the applicable contingent deferred sales charge payable on redemptions of Retail B Shares that are purchased on or after January 1, 2001 and redeemed within seven years of purchase. See "How sales charges work - Retail B Shares" on page 21.

For current yield information, please call 1-877-289-4252.

[SIDENOTE]

The Lehman Brothers Intermediate Government/Credit Bond Index is an unmanaged index which tracks the performance of intermediate-term U.S. Government and corporate bonds.

The Lehman Brothers Aggregate Bond Index is an unmanaged index made up of the Lehman Brothers Government/ Credit Bond Index, its Mortgage Backed Securities Index and its Asset Backed Securities Index.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                         MAXIMUM SALES CHARGE (LOAD)    MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                                  ON PURCHASES SHOWN   SHOWN AS A % OF THE OFFERING PRICE OR
                                        AS A % OF THE OFFERING PRICE           SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------------------------
Retail A Shares                                               4.75%(1)                               None(2)
------------------------------------------------------------------------------------------------------------
Retail B Shares                                                 None                                5.00%(3)
------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                                                DISTRIBUTION                      TOTAL FUND
                                                 MANAGEMENT      AND SERVICE          OTHER        OPERATING
                                                       FEES     (12b-1) FEES       EXPENSES         EXPENSES
------------------------------------------------------------------------------------------------------------
Retail A Shares                                   0.75%(4)            None          0.43%           1.18%(4)
------------------------------------------------------------------------------------------------------------
Retail B Shares                                   0.75%(4)          0.80%(5)        0.43%           1.98%(4)
------------------------------------------------------------------------------------------------------------

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% (i) in the sixth year after purchase if you purchased your shares prior to January 1, 2001, or (ii) in the seventh year after purchase if you purchased your shares on or after January 1, 2001. If you purchased your Retail B Shares prior to January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares after six years. If you purchased your Retail B Shares on or after January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares after eight years. See "How to invest in the Funds - How sales charges work."

(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.54%. Total Fund operating expenses after this waiver are expected to be 0.97% for Retail A Shares and 1.77% for Retail B Shares. This fee waiver may be revised or discontinued at any time.

(5) The Fund may pay Distribution and service (12b-1) fees of up to a maximum of 1.15% of the Fund's average daily net assets attributable to Retail B Shares (comprised of up to 0.65% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administration support services), but will limit such fees to an aggregate fee of not more than 0.80% during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-   you invest $10,000 for the periods shown

-   you reinvest all dividends and distributions in the Fund

-   you sell all your shares at the end of the periods shown

-   your investment has a 5% return each year

- if you purchased your Retail B Shares prior to January 1, 2001, your Retail B Shares convert to Retail A Shares after six years

- you purchased your Retail B Shares on or after January 1, 2001, your Retail B Shares convert to Retail A Shares after eight years

-   the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


                                                        1 YEAR      3 YEARS    5 YEARS      10 YEARS
----------------------------------------------------------------------------------------------------
Retail A Shares                                           $590         $832     $1,093        $1,839
----------------------------------------------------------------------------------------------------
Retail B Shares(1)                                        $701         $921     $1,268        $1,910
----------------------------------------------------------------------------------------------------
Retail B Shares(2)                                        $701       $1,021     $1,368        $2,100
----------------------------------------------------------------------------------------------------

If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:


----------------------------------------------------------------------------------------------------
Retail B Shares(1)                                        $201         $621     $1,068        $1,910
----------------------------------------------------------------------------------------------------
Retail B Shares(2)                                        $201         $621     $1,068        $2,100
----------------------------------------------------------------------------------------------------

(1) Retail B Shares purchased prior to January 1, 2001.

(2) Retail B Shares purchased on or after January 1, 2001.

[SIDENOTE]
PORTFOLIO MANAGER

The Fund's portfolio manager is Marie M. Schofield, CFA, a Senior Vice President of the Adviser. She's primarily responsible for the day-to-day management of the Fund's investment portfolio. Ms. Schofield, who has over 20 years of investment experience, has been with the Adviser since 1990 and served as a Vice President and Manager of Fixed Income Investments until February 1999. She has managed the Fund since December 1996.

GALAXY HIGH QUALITY BOND FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks a high level of current income consistent with prudent risk of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, as well as in U.S. and foreign corporate debt obligations, such as notes and bonds. The Fund also invests in asset-backed and mortgage-backed securities and in money market instruments, such as commercial paper and obligations of U.S. and foreign banks.

The Fund may from time to time invest in a limited amount of interest rate futures contracts. The Fund will use interest rate futures contracts, which may be considered derivatives, in an effort to manage the impact to the Fund of changes in interest rates.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest rates on bonds of various maturities, and determines the appropriate allocation of the Fund's investments among various market sectors.

Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in high quality securities that have one of the top two ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. High quality securities tend to pay less income than lower-rated securities. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current market and economic conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's are considered to have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- DERIVATIVES - The Fund may invest in derivatives such as interest rate futures contracts to adjust its exposure to interest rates. There is no guarantee this strategy will always work. Interest rates may move in the direction opposite to that anticipated, in which case the strategy will have the reverse effect. The Fund may increase or lessen its sensitivity to changes in interest rates through this strategy, which will impact return. Due to their structure, a small percentage of Fund assets invested in derivatives can have a disproportionately larger impact on the Fund.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares of the Fund has varied from year to year. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Retail A Shares of the Fund. If sales charges were included, the returns would be lower.

[GRAPH]

1992          6.77%
1993         12.81%
1994         -6.48%
1995         21.20%
1996          1.37%
1997          9.11%
1998          9.27%
1999         -4.13%
2000         12.62%
2001          7.27%


BEST QUARTER
7.54% for the quarter
ending June 30, 1995

WORST QUARTER
-3.85% for the quarter
ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are shown for Retail A Shares only. After-tax returns for Retail B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.


                                                                                   SINCE
                                                1 YEAR     5 YEARS   10 YEARS   INCEPTION
-----------------------------------------------------------------------------------------------------------
Retail A Shares Before Taxes(1)                  2.20%       5.63%      6.17%       6.96%  (12/14/90)
-----------------------------------------------------------------------------------------------------------
Retail A Shares After Taxes on Distributions(1)  0.12%       3.33%      3.67%       4.43%  (12/14/90)
-----------------------------------------------------------------------------------------------------------
Retail A Shares After Taxes on Distributions
and Sale of Fund Shares(1)                       1.31%       3.34%      3.69%       4.37%  (12/14/90)
-----------------------------------------------------------------------------------------------------------
Retail B Shares(2)                               1.56%       5.53%         --       5.18%  (3/4/96)
-----------------------------------------------------------------------------------------------------------
Lehman Brothers
Government/Credit Bond Index (reflects no        8.50%       7.37%      7.27%       8.13%  (since 11/30/90)
deduction for fees, expenses or taxes)                                              7.09%  (since 2/29/96)
-----------------------------------------------------------------------------------------------------------

(1) The performance of Retail A Shares of the Fund has been restated to include the effect of the maximum 4.75% front-end sales charge payable on purchases of Retail A Shares made on or after January 1, 2001.

(2) The performance of Retail B Shares of the Fund includes the effect of the applicable contingent deferred sales charge payable on redemptions of Retail B Shares that are purchased on or after January 1, 2001 and redeemed within seven years of purchase. See "How sales charges work - Retail B Shares" on page 21.

For current yield information, please call 1-877-289-4252.

[SIDENOTE]

The Lehman Brothers Government/ Credit Bond Index is an unmanaged index which tracks the performance of U.S. Government and corporate bonds rated investment grade or better, with maturities of at least one year.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                         MAXIMUM SALES CHARGE (LOAD)    MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                                  ON PURCHASES SHOWN   SHOWN AS A % OF THE OFFERING PRICE OR
                                        AS A % OF THE OFFERING PRICE           SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------------------------
Retail A Shares                                               4.75%(1)                               None(2)
------------------------------------------------------------------------------------------------------------
Retail B Shares                                                 None                                5.00%(3)
------------------------------------------------------------------------------------------------------------
Retail B Shares                                                 None                                5.50%(4)
------------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                                                 DISTRIBUTION                     TOTAL FUND
                                                 MANAGEMENT       AND SERVICE          OTHER       OPERATING
                                                      FEES       (12b-1) FEES       EXPENSES        EXPENSES
------------------------------------------------------------------------------------------------------------
Retail A Shares                                   0.75%(5)            None          0.43%           1.18%(5)
------------------------------------------------------------------------------------------------------------
Retail B Shares                                   0.75%(5)        0.80%(6)          0.29%           1.84%(5)
------------------------------------------------------------------------------------------------------------

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% (i) in the sixth year after purchase if you purchased your shares prior to January 1, 2001, or (ii) in the seventh year after purchase if you purchased your shares on or after January 1, 2001. If you purchased your Retail B Shares prior to January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares after six years. If you purchased your Retail B Shares on or after January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares after eight years. See "How to invest in the Funds - How sales charges work."

(4) This amount applies to Retail B Shares acquired in the reorganization of The Pillar Funds into Galaxy if you sell your shares in the first year after purchase of the Pillar Fund Class B Shares held prior to the reorganization and gradually declines to 1% in the sixth year after purchase. Your Retail B Shares will automatically convert to Retail A Shares eight years after you purchased the Pillar Class B Shares held prior to the reorganization. See "How to invest in the Funds - How sales charges work."

(5) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.53%. Total Fund operating expenses after this waiver are expected to be 0.96% for Retail A Shares and 1.62% for Retail B Shares. This fee waiver may be revised or discontinued at any time.

(6) The Fund may pay Distribution and service (12b-1) fees up to a maximum of 1.15% of the Fund's average daily net assets attributable to Retail B Shares (comprised of up to 0.65% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.80% during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-   you invest $10,000 for the periods shown

-   you reinvest all dividends and distributions in the Fund

-   you sell all your shares at the end of the periods shown

-   your investment has a 5% return each year

- if you purchased your Retail B Shares prior to January 1, 2001, your Retail B Shares convert to Retail A Shares after six years

- if you purchased your Retail B Shares on or after January 1, 2001, your Retail B Shares convert to Retail A Shares after eight years

- if you acquired your Retail B Shares in connection with the reorganization of The Pillar Funds into Galaxy, your Retail B Shares convert to Retail A Shares eight years after you purchased the Pillar Fund Class B Shares you held prior to the reorganization

-   the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                                        1 YEAR      3 YEARS     5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------------
Retail A Shares                                           $590         $832      $1,093       $1,839
----------------------------------------------------------------------------------------------------
Retail B Shares(1)                                        $687         $879      $1,195       $1,828
----------------------------------------------------------------------------------------------------
Retail B Shares(2)                                        $687         $979      $1,295       $1,986
----------------------------------------------------------------------------------------------------
Retail B Shares(3)                                        $737         $979      $1,195       $1,986
----------------------------------------------------------------------------------------------------

If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:

----------------------------------------------------------------------------------------------------
Retail B Shares(1)                                        $187         $579        $995       $1,828
----------------------------------------------------------------------------------------------------
Retail B Shares(2)                                        $187         $579        $995       $1,986
----------------------------------------------------------------------------------------------------
Retail B Shares(3)                                        $187         $579        $995       $1,986
----------------------------------------------------------------------------------------------------

(1) Retail B Shares purchased prior to January 1, 2001.

(2) Retail B Shares purchased on or after January 1, 2001.

(3) Retail B Shares acquired in connection with the reorganization of The Pillar Funds into Galaxy.

[SIDENOTE]

PORTFOLIO MANAGER

The Fund's portfolio manager is Marie M. Schofield, CFA, a Senior Vice President of the Adviser. She's primarily responsible for the day-to-day management of the Fund's investment portfolio. Ms. Schofield, who has over 20 years of investment experience, has been with the Adviser since 1990 and served as a Vice President and Manager of Fixed Income Investments until February 1999. She has managed the Fund since December 1996.

ADDITIONAL INFORMATION ABOUT RISK

The main risks associated with an investment in each of the Galaxy Taxable Bond Funds have been described above. The following supplements that discussion.

TEMPORARY DEFENSIVE POSITIONS

Under unusual market conditions, each Fund may hold uninvested cash (which will not earn any income) and invest without limit in money market instruments, including short-term U.S. Government securities. This strategy could prevent a Fund from achieving its investment objective.

OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Funds - and the risks involved - are described in detail in the Statement of Additional Information (SAI), which is referred to on the back cover of this prospectus.

INVESTOR GUIDELINES

The table below provides information as to which type of investor might want to invest in each of the Galaxy Taxable Bond Funds. It's meant as a general guide only. Consult your financial adviser to help you decide which Fund is right for you.


GALAXY FUND                              MAY BE BEST SUITED FOR INVESTORS WHO...
------------------------------------------------------------------------------------------------------
GALAXY SHORT-TERM                        -   want current income greater than that normally provided
BOND FUND                                    by a money market fund
                                         -   want less change in the value of their investment than is
                                             normally associated with long-term funds
------------------------------------------------------------------------------------------------------
GALAXY INTERMEDIATE GOVERNMENT           -   want current income
INCOME FUND                              -   want the extra margin of safety associated with
                                             U.S. Government securities
                                         -   can accept fluctuations in price and yield
------------------------------------------------------------------------------------------------------
GALAXY HIGH QUALITY                      -   want current income
BOND FUND                                -   want the added safety associated with bonds with lower
                                             credit risk than other debt securities
                                         -   can accept fluctuations in price and yield
------------------------------------------------------------------------------------------------------

FUND MANAGEMENT

ADVISER

The Adviser, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, was established in 1984 and has its main office at 100 Federal Street, Boston, Massachusetts 02110. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 2001, the Adviser managed over $166 billion in assets.

The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of portfolio securities, and maintains related records.

ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES

The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

MANAGEMENT FEES

The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.


                                                            MANAGEMENT FEE
FUND                                          AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------
Short-Term Bond Fund                                                 0.51%
--------------------------------------------------------------------------
Intermediate Government Income Fund                                  0.55%
--------------------------------------------------------------------------
High Quality Bond Fund                                               0.54%
--------------------------------------------------------------------------

HOW TO INVEST IN THE FUNDS

HOW SALES CHARGES WORK

You will normally pay a sales charge to invest in the Funds. If you buy Retail A Shares, you'll usually pay a sales charge (sometimes called a front-end load) at the time you buy your shares. If you buy Retail B Shares, you may have to pay a contingent deferred sales charge (sometimes called a back-end load or CDSC) when you sell your shares. This section explains these two options.

RETAIL A SHARES

The table below shows the sales charge you'll pay if you buy Retail A Shares of the Funds. The offering price is the NAV of the shares purchased, plus any applicable sales charge.


                        TOTAL SALES CHARGE
---------------------------------------------------------
                              AS A % OF         AS A % OF
AMOUNT OF            THE OFFERING PRICE              YOUR
YOUR INVESTMENT               PER SHARE        INVESTMENT
---------------------------------------------------------
Less than $50,000                 4.75%          4.99%
---------------------------------------------------------
$50,000 but less
than $100,000                     4.50%          4.71%
---------------------------------------------------------
$100,000 but less
than $250,000                     3.50%          3.63%
---------------------------------------------------------
$250,000 but less
than $500,000                     2.50%          2.56%
---------------------------------------------------------
$500,000 but less
than $1,000,000                   2.00%          2.04%
---------------------------------------------------------
$1,000,000 and over               0.00%(1)       0.00%(1)
---------------------------------------------------------

(1) There is no front-end sales charge on investments in Retail A Shares of $1,000,000 or more. However, if you sell the shares within one year after buying them, you'll pay a CDSC of 1% of the offering price or 1% of the net asset value of your shares, whichever is less, unless the shares were sold because of the death or disability of the shareholder. However, Galaxy will waive the 1% CDSC on withdrawals of Retail A Shares made through Galaxy's Systematic Withdrawal Plan that don't annually exceed 12% of your account's value. See "Galaxy investor programs - Systematic withdrawal plan" on page 28.

Galaxy's distributor may from time to time implement programs under which a broker-dealer's sales force may be eligible to win nominal awards for certain sales efforts. If any such program is made available to any broker-dealer, it will be made available to all broker-dealers on the same terms. Payments made under such programs are made by Galaxy's distributor out of its own assets and not out of the assets of the Funds. These programs will not change the price of Retail A Shares or the amount that the Funds will receive from such sales.

Certain affiliates of the Adviser may, at their own expense, provide additional compensation to affiliated broker-dealers whose customers purchase significant amounts of Retail A Shares of one or more Funds and to unaffiliated broker-dealers whose customers purchase Retail A Shares of one or more of the Funds. Such compensation will not represent an additional expense to the Funds or their shareholders, since it will be paid from the assets of the Adviser's affiliates.

There's no sales charge when you buy Retail A Shares if:

-   You buy shares by reinvesting your dividends and distributions.

- You buy shares with money from another Galaxy Fund on which you've already paid a sales charge (as long as you buy the new shares within 90 days after selling your other shares).

- You're an investment professional who places trades for your clients and charges them a fee.

- You buy shares under an all-inclusive fee program (sometimes called a "wrap fee program") offered by a broker-dealer or other financial institution.

-   You were a Galaxy shareholder before December 1, 1995.

- You were a shareholder of the Boston 1784 Funds on the date when the Funds were reorganized into Galaxy.

[SIDENOTE]

NET ASSET VALUE

The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Retail A Shares or Retail B Shares, minus the value of the Fund's liabilities attributable to Retail A Shares or Retail B Shares, divided by the number of Retail A Shares or Retail B Shares held by investors.

SALES CHARGE WAIVERS

Ask your financial adviser or Galaxy's distributor, or consult the SAI, for other instances in which the sales load on Retail A Shares is waived. When you buy your shares, you must tell your financial adviser or Galaxy's distributor that you qualify for a sales load waiver. To contact Galaxy's distributor, call 1-877-289-4252.

RETAIL B SHARES

If you bought Retail B Shares of a Fund prior to January 1, 2001, you won't pay a CDSC unless you sell your shares within six years of buying them. The following table shows the schedule of CDSC charges for Retail B Shares purchased prior to January 1, 2001:


IF YOU SELL YOUR SHARES   YOU'LL PAY A CDSC OF
----------------------------------------------
during the first year                    5.00%
----------------------------------------------
during the second year                   4.00%
----------------------------------------------
during the third year                    3.00%
----------------------------------------------
during the fourth year                   3.00%
----------------------------------------------
during the fifth year                    2.00%
----------------------------------------------
during the sixth year                    1.00%
----------------------------------------------
after the sixth year                      None
----------------------------------------------

If you buy Retail B Shares of a Fund on or after January 1, 2001, you won't pay a CDSC unless you sell your shares within seven years of buying them. The following table shows the schedule of CDSC charges for Retail B Shares purchased on or after January 1, 2001:


IF YOU SELL YOUR SHARES   YOU'LL PAY A CDSC OF
----------------------------------------------
during the first year                    5.00%
----------------------------------------------
during the second year                   4.00%
----------------------------------------------
during the third year                    4.00%
----------------------------------------------
during the fourth year                   4.00%
----------------------------------------------
during the fifth year                    3.00%
----------------------------------------------
during the sixth year                    2.00%
----------------------------------------------
during the seventh year                  1.00%
----------------------------------------------
after the seventh year                    None
----------------------------------------------

If you acquired Retail B Shares of the Galaxy High Quality Bond Fund in connection with the reorganization of The Pillar Funds into Galaxy, you won't pay a CDSC unless you sell your shares within six years of your purchase of the Pillar Fund Class B Shares you held prior to the reorganization. The following table shows the schedule of CDSC charges for Retail B Shares acquired in connection with the reorganization of The Pillar Funds into Galaxy:


IF YOU SELL YOUR SHARES   YOU'LL PAY A CDSC OF
----------------------------------------------
during the first year                    5.50%
----------------------------------------------
during the second year                   5.00%
----------------------------------------------
during the third year                    4.00%
----------------------------------------------
during the fourth year                   3.00%
----------------------------------------------
during the fifth year                    2.00%
----------------------------------------------
during the sixth year                    1.00%
----------------------------------------------
during the seventh year                   None
----------------------------------------------
after the seventh year                    None
----------------------------------------------

For purposes of calculating the CDSC, all purchases made during a calendar month are considered to be made on the first day of that month. The CDSC is based on the value of the Retail B Shares on the date that they are sold or the original cost of the shares, whichever is lower. To keep your CDSC as low as possible each time you sell shares, Galaxy will first sell any shares in your account that are not subject to a CDSC. Galaxy will then sell those shares that have the lowest CDSC. There is no CDSC on Retail B Shares that you acquire by reinvesting your dividends and distributions. In addition, there's no CDSC when Retail B Shares are sold because of the death or disability of a shareholder and in certain other circumstances such as exchanges. Ask your financial adviser or Galaxy's distributor, or consult the SAI, for other instances in which the CDSC is waived. To contact Galaxy's distributor, call 1-877-289-4252.

DISTRIBUTION AND SHAREHOLDER
SERVICE FEES

Retail A Shares of the Funds can pay shareholder service fees at an annual rate of up to 0.50% of each Fund's Retail A Share assets (consisting of up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services). The Funds do not intend to pay more than 0.15% in shareholder service fees with respect to Retail A Shares during the current fiscal year.

Retail B Shares of the Funds can pay distribution and shareholder service (12b-1) fees at an annual rate of up to 1.15% of each Fund's Retail B Share assets. The Funds do not intend to pay more than 0.80% in distribution and shareholder service (12b-1) fees during the current fiscal year. Galaxy has adopted a plan under Rule 12b-1 that allows each Fund to pay fees from its Retail B Share assets for selling and distributing Retail B Shares and for services provided to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than paying other sales charges.

CONVERTING RETAIL B SHARES TO RETAIL A SHARES

If you bought Retail B Shares of a Fund prior to January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares of the Fund six years after purchase. If you buy Retail B Shares of a Fund on or after January 1, 2001, your Retail B Shares will automatically convert to Retail A Shares of the Fund eight years after purchase. If you acquired Retail B Shares of the Galaxy High Quality Bond Fund in connection with the reorganization of The Pillar Funds into Galaxy, your Retail B Shares will automatically convert to Retail A Shares of the Fund eight years after you purchased the Pillar Fund Class B Shares you held prior to the reorganization.

CHOOSING BETWEEN RETAIL A SHARES AND RETAIL B SHARES

Retail B Shares are subject to higher fees than Retail A Shares. For this reason, Retail A Shares can be expected to pay higher dividends than Retail B Shares. However, because Retail A Shares are subject to an initial sales charge which is deducted at the time you purchase Retail A Shares (unless you qualify for a sales load waiver), you will have less of your purchase price invested in a particular Fund if you purchase Retail A Shares than if you purchase Retail B Shares of the Fund.

In deciding whether to buy Retail A Shares or Retail B Shares, you should consider how long you plan to hold the shares. Over time, the higher fees on Retail B Shares may equal or exceed the initial sales charge and fees for Retail A Shares. Retail A Shares may be a better choice if you qualify to have the sales charge reduced or eliminated or if you plan to sell your shares within one or two years.

Consult your financial adviser for help in choosing the appropriate share class.

BUYING, SELLING AND EXCHANGING SHARES

You can buy and sell Retail A Shares and Retail B Shares of the Funds on any business day, which is any day that the New York Stock Exchange, the Federal Reserve Bank of New York and the principal bond markets (as recommended by the Bond Market Association) are open. These entities are generally open every Monday through Friday, except national holidays.

Retail A Shares and Retail B Shares have different prices. The price at which you buy shares is the NAV next determined after your order is accepted, plus any applicable sales charge. The price at which you sell shares is the NAV next determined after

[SIDENOTE]

MINIMUM INVESTMENT AMOUNTS

The minimum initial investment to open a Fund account is:

-   $2,500 for regular accounts

-   $500 for retirement plan accounts such as IRA, SEP and Keogh Plan accounts

-   $100 for college savings accounts, including Education IRA accounts.

There is generally no minimum initial investment if you participate in the Automatic Investment Program or in a salary reduction retirement plan such as a SIMPLE IRA or 401(k). You generally can make additional investments for as little as $100. See GALAXY INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.

Usually, you must keep at least $250 in your account other than retirement plan accounts. If your account falls below $250 because you sell or exchange shares, Galaxy may redeem your shares and close your account. Galaxy will give you 60 days' notice in writing before closing your account.

receipt of your order in proper form, as described below, less any applicable CDSC. NAV is determined on each business day at the close of regular trading on the New York Stock Exchange that day (usually 4:00 p.m. Eastern time). If market prices are readily available for securities owned by the Funds, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy's Board of Trustees.

Sometimes, the price of a security trading on a foreign stock exchange may be affected by events that happen after that exchange closes. If this happens, the fair value of the security may be determined using other factors and may not reflect the security's last quoted price. In addition, foreign securities may trade on days when shares of the Funds are not priced. As a result, the net asset value per share of a Fund holding these securities may change on days when you won't be able to buy or sell Fund shares.

HOW TO BUY SHARES

You can buy shares through your financial adviser or directly from Galaxy's distributor by calling 1-877-289-4252. A financial adviser who places orders on your behalf may charge you a separate fee for their services.

If you want to buy shares and you are a customer of a financial adviser such as a broker-dealer, bank or savings and loan association, including a financial adviser affiliated with the Adviser, you should place your order through your financial adviser. Your financial adviser is responsible for sending your order to Galaxy's distributor and wiring the money to Galaxy's custodian. The financial adviser holds the shares in your name and receives all confirmations of purchases and sales. For details, please contact your financial adviser.

You can also buy shares from Galaxy's distributor in any of the following ways:

BUYING BY MAIL

Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

To make additional investments, send your check to the address above along with one of the following:

- The detachable form that's included with your Galaxy statement or your confirmation of a prior transaction

- A letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number.

If your check is returned because of insufficient funds, Galaxy will cancel your order.

BUYING BY WIRE

To make an initial or additional investment by wire, send U.S. funds through the Federal Reserve System to Fleet National Bank as agent for Galaxy's distributor. You should wire money and registration instructions to:

Fleet National Bank
100 Federal Street
Boston, MA 02110
ABA #0110-0013-8
DDA #79673-5702
Ref: The Galaxy Fund
(Account number)
(Account registration)

Before making an initial investment by wire, you must complete an account application and send it to The Galaxy Fund, P.O. Box 6520, Providence, RI 02940-6520. Your order will not be effected until the completed account application is received by Galaxy.

Call Galaxy's distributor at 1-877-289-4252 for an account application.

Your bank or other financial institution may charge you a fee for sending funds by wire.

DISCOUNT PLANS

You may have the sales charges on purchases of Retail A Shares reduced or waived completely through the discount plans described below:

- RIGHTS OF ACCUMULATION - You can add the value of the Retail A Shares that you already own in any Galaxy Fund that charges a sales load to your next investment in Retail A Shares for purposes of calculating the sales charge.

- LETTER OF INTENT - You can purchase Retail A Shares of any Galaxy Fund that charges a sales load over a 13-month period and receive the same sales charge as if all of the shares had been purchased at the same time. To participate, complete the Letter of Intent section on the account application. Galaxy's administrator will hold in escrow Retail A Shares equal to 5% of the amount you indicate in the Letter of Intent for payment of a higher sales charge if you don't purchase the full-amount indicated in the Letter of Intent. See the SAI for more information on this escrow feature.

- REINVESTMENT PRIVILEGE - You can reinvest some or all of the money that you receive when you sell Retail A Shares of the Funds in Retail A Shares of any Galaxy Fund within 90 days without paying a sales charge.

- GROUP SALES - If you belong to a qualified group with 50,000 or more members, you can buy Retail A Shares at a reduced sales charge, based on the number of qualified group members.

HOW TO SELL SHARES

You can sell your shares in several ways: through your financial adviser or directly through Galaxy's distributor by mail, by telephone, or by wire.

If you want to sell your shares and you are a customer of a financial adviser, you must contact your financial adviser for information on how to sell your shares. Your financial adviser is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge a fee for wiring sale proceeds to your financial adviser, but your financial adviser may charge you a fee. For details, please contact your financial adviser.

You can also sell your shares directly through Galaxy's distributor in any of the following ways:

SELLING BY MAIL

Send your request in writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

You must include the following:

-   The name of the Fund

-   The number of shares or the dollar amount you want to sell

-   Your account number

-   Your Social Security number or tax identification number

- The signatures of each registered owner of the account (the signatures must match the names on the account registration).

Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

[SIDENOTE]

DISCOUNT PLANS

You must tell your financial adviser or Galaxy's distributor when you buy your shares that you want to take advantage of any of these discount plans. See the SAI for additional requirements that may apply. To contact Galaxy's distributor, call 1-877-289-4252.

SELLING BY PHONE

You can sell shares by calling Galaxy's distributor at 1-877-289-4252 unless you tell Galaxy on the account application or in writing that you don't want this privilege. If you have difficulty getting through to Galaxy because of unusual market conditions, consider selling your shares by mail or wire.

SELLING BY WIRE

Notify Galaxy's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any bank or financial institution in the U.S. that is able to receive wire transfers. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.

HOW TO EXCHANGE SHARES

You may exchange Retail A Shares of a Fund having a value of at least $100 for Retail A Shares of any other Galaxy Fund or for shares of any other Fund that's managed by the Adviser or any of its affiliates in which you have an existing account. You won't pay a sales charge for exchanging your Retail A Shares.

You may exchange Retail B Shares of a Fund for Retail B Shares of any other Galaxy Fund. You won't pay a CDSC when you exchange your Retail B Shares. However, when you sell the Retail B Shares you acquired in the exchange, you'll pay a contingent deferred sales charge based on the date you bought the Retail B Shares which you exchanged.

TO EXCHANGE SHARES:

-   ask your financial adviser

- call Galaxy's distributor or use the InvestConnect voice response line at 1-877-289-4252

-   send your request in writing to:

    The Galaxy Fund
    P.O. Box 6520
    Providence, RI 02940-6520

Galaxy doesn't charge any fee for making exchanges, but your financial adviser might do so. You are generally limited to three exchanges per year. Galaxy may change or cancel the exchange privilege by giving 60 days' advance written notice to shareholders.

OTHER TRANSACTION POLICIES

If Galaxy doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy won't accept your order. Galaxy will advise you if this happens and return any payment it may eventually receive. You can only invest in shares of the Funds that are legally available in your state.

Galaxy may reject any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy may refuse your order to sell or exchange shares by wire or telephone if it believes it is advisable to do so. Galaxy or its distributor may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

[SIDENOTE]

SIGNATURE GUARANTEES

When selling your shares by mail or by phone, you must have your signature guaranteed if:

-   you're selling shares worth more than $50,000,

- you want Galaxy to send your money to an address other than the address on your account, unless your assets are transferred to a successor custodian,

- you want Galaxy to send your money to the address on your account that's changed within the last 30 days, or

-   you want Galaxy to make the check payable to someone else.

Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.

If you sell or exchange shares by telephone you may be responsible for any fraudulent telephone orders as long as Galaxy has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

Galaxy normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to you within three business days, but Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

If any shares that you're selling are part of an investment you've paid for with a personal check, Galaxy will delay sending your sales proceeds until the check clears, which can take up to 15 days from the purchase date.

Galaxy reserves the right to vary or waive any minimum investment requirement.

DIVIDENDS, DISTRIBUTIONS AND TAXES

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Each Fund declares any dividends from net investment income daily and pays them monthly. Each Fund pays any net capital gains at least once a year. It is expected that the Funds' annual distributions will normally -- but not always -- consist primarily of ordinary income rather than capital gains. Dividends and distributions are paid in cash unless you indicate on the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be subject to federal income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares.

Any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed the loss will be reflected in an adjustment to the basis of the shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

STATE AND LOCAL TAXES

Shareholders may also be subject to state and local taxes on distributions, redemptions and exchanges. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or on securities of a particular state, its agencies or municipalities.

MISCELLANEOUS

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

GALAXY INVESTOR PROGRAMS

RETIREMENT PLANS

Retail A Shares and Retail B Shares of the Funds are available for purchase in connection with any of the following retirement plans:

- Individual Retirement Arrangements (IRAs), including Traditional, Roth, Rollover and Education IRAs.

-   Simplified Employee Pension Plans (SEPs).

-   Keogh money purchase and profit sharing plans.

- Salary reduction retirement plans set up by employers for their employees which are qualified under Sections 401(k) and 403(B) of the Internal Revenue Code.

- SIMPLE IRA plans which are qualified under Section 408(p) of the Internal Revenue Code.

For information about eligibility requirements and other matters concerning these plans and to obtain an application, call your financial adviser or Galaxy's distributor at 1-877-289-4252.

OTHER PROGRAMS

It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy the amount and how frequently you want to buy or sell shares and Galaxy does the rest. For further information on any of these programs, call your financial adviser or Galaxy's distributor at 1-877-289-4252 or your financial institution.

AUTOMATIC INVESTMENT PROGRAM

You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50 a month or $150 a quarter except for Education IRAs, in which case the minimum investment is $40 a month or $125 a quarter.

PAYROLL DEDUCTION PROGRAM

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Send a completed Galaxy Payroll Deduction Application to your employer's payroll department. They'll arrange to have your investment deducted from your paycheck.

COLLEGE INVESTMENT PROGRAM

The minimum for initial and additional investments through the College Investment Program is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $50. You can also save for college by opening an Education IRA account. The minimum for initial and additional investments in an Education IRA is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $40.

DIRECT DEPOSIT PROGRAM

This program lets you deposit your social security payments in your Fund account automatically. There's no minimum deposit. You can cancel the program by notifying the Social Security Administration in writing.

SYSTEMATIC WITHDRAWAL PLAN

You can make regular withdrawals from your Fund account every month, every quarter, every six months or once a year. You need a minimum account balance of $10,000 to participate in the plan. No CDSC will be charged on withdrawals of Retail B Shares made through the plan that don't annually exceed 12% of your account's value.

You may cancel your participation in any of these programs, other than the Direct Deposit Program, by calling your financial adviser or writing to Galaxy at:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

Please allow at least five days for the cancellation to be processed.

HOW TO REACH GALAXY

THROUGH YOUR FINANCIAL ADVISER

Your financial adviser can help you buy, sell or exchange shares and can answer questions about your account.

GALAXY SHAREHOLDER SERVICES

Call Galaxy's distributor at 1-877-289-4252, Monday through Friday, 8 a.m. to 6 p.m. (Eastern time) for help from a Galaxy representative.

INVESTCONNECT

InvestConnect is Galaxy's shareholder voice response system. Call 1-877-289-4252 from any touch-tone phone for automated access to account information and current Fund prices and performance, or to place orders to sell or exchange shares. It's available 24 hours a day, seven days a week. InvestConnect may not be available to you if you invest in Galaxy through a financial adviser.

If you live outside the United States, you can contact Galaxy by calling 1-508-871-4121.

THE INTERNET

Please visit Galaxy's Web site at:
www.galaxyfunds.com

[SIDENOTE]

HEARING IMPAIRED

Galaxy also offers a TDD service for the hearing impaired. Just call 1-800-696-6515, 24 hours a day, seven days a week.

FINANCIAL HIGHLIGHTS

The financial highlights tables on the following pages will help you understand the financial performance for the Funds' Retail A Shares and Retail B Shares for the past five years (or the period since a particular class of shares was first offered). Certain information reflects the financial performance of a single Retail A Share or Retail B Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Retail A Shares and Retail B Shares of each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal years ended October 31, 2001, 2000 and 1999 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report dated October 31, 2001 and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended October 31, 1998 and 1997 was audited by Galaxy's former auditors.

GALAXY SHORT-TERM BOND FUND

(For a share outstanding throughout each period)


                                                               YEARS ENDED OCTOBER 31,
                             -------------------------------------------------------------------------------------------------
                                    2001                2000                1999               1998                1997
                             ------------------- ------------------- ------------------- ------------------ ------------------
                             RETAIL A  RETAIL B  RETAIL A  RETAIL B  RETAIL A  RETAIL B  RETAIL A RETAIL B  RETAIL A  RETAIL B
                              SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES   SHARES    SHARES    SHARES
--------------------------   --------- --------- --------- --------- --------- --------- -------- --------- --------- --------
Net asset value,
beginning of period            $9.86     $9.86     $9.86     $9.86   $10.10    $10.10    $10.01    $10.01     $9.99    $9.99

INCOME FROM
INVESTMENT OPERATIONS:
   Net investment income(1)     0.51(3)   0.44(3)   0.52(3)   0.45(3)  0.49      0.42      0.51      0.45      0.53     0.46

   Net realized and
   unrealized gain
   (loss) on investments        0.42      0.42      0.03      0.03    (0.25)    (0.25)     0.11      0.11      0.02     0.03
--------------------------   --------- --------- --------- --------- --------- --------- -------- --------- --------- --------
Total from investment
operations                      0.93      0.86      0.55      0.48     0.24      0.17      0.62      0.56      0.55     0.49

LESS DIVIDENDS:
   Dividends from net
   investment income           (0.52)    (0.45)    (0.55)    (0.48)   (0.48)    (0.41)    (0.53)    (0.47)    (0.53)   (0.47)

   Dividends from net
   realized capital gains          -         -         -         -        -         -         -         -         -        -
--------------------------   --------- --------- --------- --------- --------- --------- -------- --------- --------- --------

Total dividends                (0.52)    (0.45)    (0.55)    (0.48)   (0.48)    (0.41)    (0.53)    (0.47)    (0.53)   (0.47)

Net increase (decrease)
in net asset value              0.41      0.41      -         -       (0.24)    (0.24)     0.09      0.09      0.02     0.02

Net asset value,
end of period                 $10.27    $10.27     $9.86     $9.86    $9.86     $9.86    $10.10    $10.10    $10.01   $10.01

==========================   ========= ========= ========= ========= ========= ========= ======== ========= ========= ========
Total return(2)                9.62%     8.89%     5.76%     5.02%    2.43%     1.71%     6.42%     5.73%     5.64%    4.99%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of
   period (in 000s)          $36,192    $1,647   $20,394      $840  $24,653      $812   $29,067    $1,087   $27,961     $905

RATIOS TO AVERAGE NET ASSETS:
   Net investment
   income including
   reimbursement/waiver         5.06%     4.39%     5.31%     4.61%    4.86%     4.17%     5.07%     4.40%     5.29%    4.56%

   Operating expenses
   including
   reimbursement/waiver         1.00%     1.67%     1.06%     1.76%    1.10%     1.79%     1.11%     1.78%     1.00%    1.75%

   Operating expenses
   excluding
   reimbursement/waiver         1.24%     1.91%     1.29%     2.01%    1.30%     2.08%     1.31%     1.99%     1.21%    2.01%

Portfolio turnover rate          108%      108%      110%      110%     151%      151%      133%      133%      173%     173%

(1) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.49(3), $0.50(3), $0.47, $0.49 and $0.51, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.42(3), $0.43(3), $0.39, $0.42, and $0.44, respectively.

(2) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.

(3) The selected per share data was calculated using the weighted average shares outstanding method for the period.

GALAXY INTERMEDIATE GOVERNMENT INCOME FUND

(For a share outstanding throughout each period)


                                                                        YEARS ENDED OCTOBER, 31
                                              -------------------------------------------------------------------------------
                                                     2001                2000                1999            1998      1997
                                              ------------------- ------------------- --------------------- -------- --------
                                              RETAIL A  RETAIL B  RETAIL A  RETAIL B  RETAIL A   RETAIL B   RETAIL A RETAIL A
                                               SHARES    SHARES    SHARES    SHARES    SHARES     SHARES(1)  SHARES    SHARES
--------------------------------------------  --------- --------- --------- --------- ---------- ---------- -------- --------
Net asset value, beginning of period            $9.95     $9.95      $9.86    $9.85     $10.50    $10.50    $10.18    $10.06

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(2)                      0.54      0.46       0.55(4)  0.48(4)    0.54      0.47      0.57      0.59

   Net realized and unrealized gain (loss)
   on investments                                0.77      0.77       0.11     0.11      (0.65)    (0.66)     0.34      0.12
--------------------------------------------  --------- --------- --------- --------- ---------- ---------- -------- --------
Total from investment operations                 1.31      1.23       0.66     0.59      (0.11)    (0.19)     0.91      0.71

LESS DIVIDENDS:
   Dividends from net investment income         (0.54)    (0.46)     (0.57)   (0.49)     (0.53)    (0.46)    (0.59)    (0.59)
   Dividends from net realized capital gains        -         -          -        -          -         -         -         -
--------------------------------------------  --------- --------- --------- --------- ---------- ---------- -------- --------
Total dividends                                 (0.54)    (0.46)     (0.57)   (0.49)     (0.53)    (0.46)    (0.59)    (0.59)

Net increase (decrease) in net asset value       0.77      0.77       0.09     0.10      (0.64)    (0.65)     0.32      0.12
Net asset value, end of period                 $10.72    $10.72      $9.95    $9.95      $9.86     $9.85    $10.50    $10.18
============================================  ========= ========= ========= ========= ========== ========== ======== ========
Total return(3)                                 13.52%    12.64%      7.01%    6.22%     (1.11)%   (1.78)%    9.22%     7.33%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (in 000s)        $61,224    $3,695    $47,548   $1,765    $56,454    $1,084   $66,865   $65,626

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement/waiver                          5.22%     4.44%      5.63%    4.89%      5.28%     4.61%     5.49%     5.90%

   Operating expenses including
   reimbursement/waiver                          0.98%     1.76%      0.97%    1.71%      0.97%     1.64%     1.01%     1.02%

   Operating expenses including
   reimbursement/waiver                          1.18%     1.98%      1.18%    2.09%      1.17%     2.14%     1.21%     1.22%

Portfolio turnover rate                            86%       86%        99%      99%       184%      184%      205%      128%

(1) The Fund began offering Retail B Shares on November 1, 1998.

(2) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.52, $0.58(4), $0.52, $0.55, and $0.57, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the years ended October 31, 2001, 2000 and 1999 were $0.43, $0.35(4) and $0.42, respectively.

(3) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.

(4) The selected per share data was calculated using the weighted average shares outstanding method for the period.

GALAXY HIGH QUALITY BOND FUND

(For a share outstanding throughout each period)


                                                               YEARS ENDED OCTOBER 31,
                             -------------------------------------------------------------------------------------------------
                                    2001                2000                1999               1998                1997
                             ------------------- ------------------- ------------------- ------------------ ------------------

                             RETAIL A  RETAIL B  RETAIL A  RETAIL B  RETAIL A  RETAIL B  RETAIL A RETAIL B  RETAIL A  RETAIL B
                              SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES   SHARES    SHARES    SHARES
---------------------------  --------- --------- --------- --------- --------- --------- -------- --------- --------- --------
Net asset value,
beginning of period           $10.35    $10.35    $10.25    $10.25   $11.20    $11.20    $10.70    $10.70    $10.47   $10.47

INCOME FROM INVESTMENT
OPERATIONS:
   Net investment income(1)     0.57      0.51      0.59      0.52     0.57      0.50      0.58      0.51      0.60     0.53

   Net realized and
   unrealized gain
   (loss) on investments        0.89      0.88      0.11      0.11    (0.86)    (0.86)     0.50      0.51      0.23     0.24
---------------------------  --------- --------- --------- --------- --------- --------- -------- --------- --------- --------
Total from investment
operations                      1.46      1.39      0.70      0.63    (0.29)    (0.36)     1.08      1.02      0.83     0.77

LESS DIVIDENDS:
   Dividends from net
   investment income           (0.58)    (0.51)    (0.60)    (0.53)   (0.57)    (0.50)    (0.58)    (0.52)    (0.60)   (0.54)

   Dividends from net
   realized capital gains          -         -         -         -    (0.09)    (0.09)        -         -         -        -
---------------------------  --------- --------- --------- --------- --------- --------- -------- --------- --------- --------
Total dividends                (0.58)    (0.51)    (0.60)    (0.53)   (0.66)    (0.59)    (0.58)    (0.52)    (0.60)   (0.54)

Net increase (decrease)
in net asset value              0.88      0.88      0.10      0.10    (0.95)    (0.95)     0.50      0.50      0.23     0.23

Net asset value,
end of period                 $11.23    $11.23    $10.35    $10.35   $10.25    $10.25    $11.20    $11.20    $10.70   $10.70
===========================  ========= ========= ========= ========= ========= ========= ======== ========= ========= ========
Total return(2)                14.45%    13.70%     7.04%     6.37%   (2.66)%   (3.25)%   10.35%     9.73%     8.22%    7.59%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of
   period (in 000s)          $48,276   $14,246   $33,429    $5,775  $42,906    $6,550   $45,879    $5,420   $27,950   $1,998

RATIOS TO AVERAGE NET ASSETS:
   Net investment
   income including
   reimbursement/
   waiver.                      5.30%     4.64%     5.76%     5.13%    5.32%     4.72%     5.30%     4.69%     5.73%    5.07%

   Operating expenses
   including
   reimbursement/
   waiver                       0.98%     1.64%     1.01%     1.65%    0.99%     1.59%     1.00%     1.61%     1.01%    1.69%

   Operating expenses
   excluding
   reimbursement/
   waiver                       1.18%     1.84%     1.23%     1.91%    1.20%     1.88%     1.20%     1.81%     1.21%    1.95%

Portfolio turnover rate          131%      131%      104%      104%     226%      226%      253%      253%      182%     182%

(1) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.55, $0.56, $0.55, $0.56 and $0.58, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.49,
    $0.50, $0.47, $0.49, and $0.51, respectively.

(2) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.

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


WHERE TO FIND MORE INFORMATION

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS

Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL
INFORMATION (SAI)

The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-289-4252 or writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090

Reports and other information about the Funds are also available on the EDGAR Database on the SEC's Web site at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.


Galaxy's Investment Company Act File No. is 811-4636.

PROGALBND (2/28/02)